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                                                                   EXHIBIT 10.20

                                     1-9-00


            DAIMLERCHRYSLER CORPORATION AGREEMENT WITH ORGANIC, INC.


DaimlerChrysler Corporation, a Delaware corporation with its principal offices at 1000 Chrysler Drive, Auburn Hills, Michigan 48326-2766 ("DC CORP"), and Organic, Inc., (formerly known as Organic Online, Inc.) with its principal offices at 510 Third Street, Suite 540, San Francisco, California 94107 ("ORGANIC") enter into this agreement ("AGREEMENT") as of March 15, 1999 ("EFFECTIVE DATE").

WHEREAS, Organic has special skills, experience and expertise in developing for major corporate clients comprehensive interactive programs, including but not limited to interactive advertising, sales and marketing programs, for use on the Internet public computer network or an intranet network, including development of software and content; and

WHEREAS, Organic desires to provide such skills, experience and expertise to DC Corp in support of DC Corp's interactive programs, and DC Corp desires to retain Organic to provide those services, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, the parties agree as follows:

1.      SERVICES

        A. Organic agrees to perform services ("SERVICES") and deliver deliverables ("DELIVERABLES") as described in the attached Statement of Work, which is hereby incorporated by reference and attached as EXHIBIT A ("STATEMENT OF WORK").

        B. The Statement of Work describes the scope of the Services and Deliverables that Organic must provide during the initial 9.5 months and for the Fixed Fee. The parties agree to amend this Agreement to add a description of the scope of Services and Deliverables that Organic must provide for the subsequent 12 month period (calendar year 2000) at a Fixed Fee as described in
                Section 3.E.

        C.      Changes to Statement of Work.

                i. The procedure for changing the Statement of Work, including the specifications or due dates for any Deliverable, is to: (i) describe the changes in a writing signed by an authorized representative of each party (which, for DC Corp, is the Sales & Marketing Interactive Project Manager,



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                        currently Howard Morton); (ii) include in the writing
                        the date of each Statement of Work revision and a description of how the particular revision relates to the prior Statement of Work. (For example, state whether the revisions are intended to supersede the prior Statement of Work, or whether the revisions are to be read together with the then-current Statement of Work).

                        In addition, a management level employee of DC Corp who has a project under this Agreement ("STAKEHOLDER") may sign a "Detailed SOW" or "Detailed Work Description" ONLY IF the signature is on a document that contains the following disclaimer: "BY SIGNING THIS DETAILED WORK DESCRIPTION, A STAKEHOLDER AND ORGANIC AGREE THAT THE DETAILED REQUIREMENTS SET FORTH IN THIS DOCUMENT FURTHER DESCRIBE ORGANIC'S OBLIGATIONS UNDER THE STATEMENT OF WORK ATTACHED AS EXHIBIT A TO THE PARTIES' AGREEMENT DATED MARCH 15, 1999. NOTHING IN THIS DOCUMENT CHANGES THE PARTIES' RESPECTIVE OBLIGATIONS UNDER THE AGREEMENT."

                ii. The Parties agree that the purpose of this procedure is to provide flexibility for changing or refining with greater detail the Statement of Work as frequently as may be required given the absence of detailed (as opposed to general functional) specifications for Deliverables in the Statement of Work at the time of contract execution. However, the parties also agree that whenever a Statement of Work change results in changes to DC Corp's financial obligations or the ownership provisions under this Agreement, the signed writing described in Section 1.C.i above must also be signed by an authorized DC Corp Procurement & Supply ("P&S") manager with corporate authority to sign amendments to this Agreement, as described in Section 16.C.


                iii. All references in this Agreement to the Statement of Work, or any part of it, refer to the then-current Statement of Work, as modified by the parties through the procedures described in this subsection C. Unless the parties amend the Agreement (in accordance with Sections 1.C.ii and 16.C) specifying any additional, DC Corp will have no liability to pay any fees beyond the Fixed Fee, and Organic will have no obligation to



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                        perform any Services outside the scope of the Statement
                        of Work.

2.      TERM OF AGREEMENT

        A. TERM. The term of this Agreement is 21.5 months (9.5 months + 12 months) from the Effective Date, except that either party may terminate earlier in accordance with the Termination provisions at section 13 below ("TERM").

                (i) The initial 9.5 month period commences on March 15, 1999, and ends December 31, 1999.

                (ii) The last 12 month period commences January 1, 2000 and continues until December 31, 2000 ("THE 2000 CALENDAR YEAR").

3.      COMPENSATION

        A. Organic agrees to perform all Services and deliver all Deliverables requested or otherwise required under the Statement of Work during the initial 9.5 months of the Agreement for the fixed price of $16,484,306.00 ("FIXED FEE"), payable as set forth below.

        B. Each month of the initial 9.5 months of the Agreement, DC Corp will pay Organic the following amount: [2/19 x (the Fixed Fee x 0.85)], except that in the last month the payment will be {1.5 x [2/19 x (the Fixed Fee x 0.85)]}. Monthly fees are due on the 30th day of each month.

        C. Each month of the initial 9.5 months of the Agreement, DC Corp will put the following amount into a progress pool: [2/19 x (the Fixed Fee x 0.15)] except that in the last month the payment will be {1.5 x [2/19 x (the Fixed Fee x 0.15)]}.

        D. Progress pool funds become payable to Organic subject to DC Corp's good faith assessment of Organic's development progress, which DC Corp has assessed for the period from March 15, 1999 to December 31, 1999 (see Section 3.E below), and which DC Corp must assess quarterly throughout the 2000 calendar year ("ASSESSMENT PERIODS"). DC Corp's assessment of Organic's development progress for each assessment period in the 2000 calendar year will be based upon the "2000 Organic Online [sic], Inc. Performance Rating Criteria," attached and incorporated by reference into this Agreement as EXHIBIT B, with the actual assessment within DC Corp's sole and reasonable discretion. For



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                each assessment period, DC will present a written assessment to
                Organic that evaluates Organic's and recommends any necessary improvements. Organic's performance in a subsequent assessment period will be measured against the criteria in Exhibit B, including any action items from the written report for the prior assessment period.

                (i) Payment from the progress pool, if any, must be made within 45 days of the assessment period.

                (ii) Residual amounts in progress pool are cumulative only within the 9.5 month period and within the 2000 calendar year, respectively. For example, residual amounts unpaid from the first assessment period in the 2000 calendar year may be paid at a later assessment that same calendar year. Amounts unearned in the last assessment period of the calendar year are forfeited.

        E. The parties have not yet agreed upon a Fixed Fee or payment terms for the 2000 calendar. The parties agree to amend this Agreement to specify a Fixed Fee and payment terms for the 2000 calendar year unless either party exercises its right to terminate, as described in Section 13 below. In addition, the parties agree that absent an amendment stating otherwise, the payment conditions for the 2000 calendar year, if any, will be similar in structure to the payment terms described in Sections 3.B through 3.D, except that each instance of the term "2/19" in the formulae above will change to "1/12."

        F. As of January 09, 2000, DC Corp has paid Organic $8,889,127.00 of the total Fixed Fee for the initial 9.5 month period. This amount represents a combination of monthly fees paid prior to contract execution, and it represents full satisfaction of all earned fees from the progress pool for the initial 9.5 month period. (A total of $386,618.00 from the progress pool was unearned and is unpayable ("Missed Bonus"). After contract execution, Organic may invoice DC Corp for $7,208.561.00, i.e., the balance of the Fixed Fee for the initial 9.5 month period minus the amount of the Missed Bonus.

4.      OWNERSHIP AND LICENSES.

        A. DC CORP PROPERTY. DC Corp owns all right, title and interest, including but not limited to all copyrights, patents, trade secrets, trademarks, trade dress right, and any other proprietary rights in the following items provided or delivered by Organic as



                                       4.
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                part of the Services or Deliverables, and each and all of them are DC Corp's Confidential Information:

                (i) all data and information content, including text or other literary work, graphics, photographs, audiovisual works or other content of any web site or content generated by any software application whether originally provided by Organic or by DC Corp or any of its other agencies or suppliers ("CONTENT"), except that Content does not include software provided by Organic.

                (ii)    Hyper Text Markup Language (HTML) files for website
                        Content;

                (iii) all Content in screen outputs from the websites or software applications (but not the software itself) and the overall structure, sequence, organization, display and arrangement (the "look and feel") of all Content and of all application user interfaces and of all Internet user interfaces provided under this Agreement;

                (iv) all Interactive Marketing Plans developed for DC Corp by Organic under the Statement of Work and any and all other DC Corp or brand marketing plans, including all related documents, reports, meeting notes or other related information;

                (v) the compilation copyright in any DC Corp web site, subject to Organic's ongoing ownership of any Organic Property;

                (vi) all names, slogans, marks, logos, domain names and vanity names except for those owned by third parties and/or Organic prior to their use under this Agreement;

                (vii) any software (including all literary and graphical components owned by DC Corp as of the date that software is provided to Organic under this Agreement, including all modifications, enhancements or other derivatives of that software developed by Organic;

                (viii) all server usage data and statistics related to any web site created or maintained under this Agreement.

        All of the items in this Section 4.A are referred to collectively in this Agreement as "DC CORP PROPERTY."



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        Organic assigns to DC Corp, its successors and assigns, all right, title and interest, including but not limited to all copyrights, patents, trade secrets, trademarks, trade dress rights, and any other proprietary rights in any DC Corp Property that Organic provides under this Agreement, whether provided directly or through any of Organic's subcontractors. Organic is responsible for securing from each of its subcontractors all rights necessary for Organic to meet its obligations under this section. To the extent that any DC Corp Property is computer software, Organic must deliver the object code and fully commented source code to DC Corp for each such Deliverable provided under the Agreement.

        B.      ORGANIC PROPERTY.

                (i) Organic owns all right, title and interest, including but not limited to all copyrights, patents, trade secrets, trademarks, trade dress right, and any other proprietary rights in any of Organic's preexisting original works of authorship or inventions or designs, methodologies, processes, tools, concepts or know-how created or owned by Organic prior to Organic performing any Services or delivering any Deliverables under this Agreement, including but not limited to any preexisting web-based software (e.g. internet publishing, authoring or search engine software) or any preexisting application software ("ORGANIC PREEXISTING WORKS");

                (ii) Subject to section 4.A above and Organic's obligations regarding DC Corp's Confidential Information, Organic owns all right, title and interest, including but not limited to all copyrights, patents, trade secrets, trademarks, trade dress right, and any other proprietary rights in the following items:

                        1. all modifications or enhancements to Organic Preexisting Works that Organic develops or otherwise provides under the Agreement; and

                        2. all custom developed web based or application software that Organic develops or otherwise provides under the Agreement.

        All of the items in this Section 4.B are referred to collectively in this Agreement as "ORGANIC PROPERTY."

        C.      LICENSE TO ORGANIC PROPERTY.

                To the extent that any Organic Property is incorporated into any Deliverable, Organic grants to DC Corp, its parent and each of their



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                respective affiliates or subsidiaries worldwide ("DC
                ENTERPRISE"), a worldwide, perpetual, fully paid, noncancellable license to use, copy, distribute and make derivatives or improvements of the Organic Property. Organic must deliver the object code and fully commented source code form to DC Corp for each software Deliverable provided under the Agreement. The DC Enterprise users may not distribute any portion of the Organic Property on a "standalone" basis or otherwise distribute all or any part of the Organic Property separate and apart from the Deliverables or derivatives or improvements of those Deliverables.


        D. LICENSE TO ORGANIC OF CERTAIN DC CORP PROPERTY. To the extent that DC Corp provides any software, content or other materials of any kind or nature to Organic in connection with Organic's performance of the Services or production of the Deliverables, DC Corp grants to Organic, and each of its affiliates or subsidiaries worldwide, a non-exclusive, worldwide, fully paid, license to use, copy, distribute and make derivatives or improvements of such materials, solely in connection with the performance of Organic's obligations under this Agreement.

        E. SUPPORTING DOCUMENTS. Each party agrees to execute any additional documents reasonably necessary to effect and evidence the other party's rights with respect to the elements set forth above.

        F. PROPRIETARY NOTICES. All copies of the Organic Property used by any DC Corp must retain any copyright or other proprietary notices displayed by Organic. DC Corp agrees not to remove, cover or obliterate any copyright notice, trademark or other proprietary rights notices placed by Organic on Organic Property.

5.      PRIOR APPROVAL OF CONTENT.

        Organic must obtain prior written approval from DC Corp of any material or other Content prior to its dissemination or publication in any medium, all in accordance with the substance of DC Corp's Corporate Process Guideline GEN 007 attached hereto as EXHIBIT C (the "198 PROCEDURES") and any other procedures that DC Corp designates and provides to Organic with written notice, except if otherwise directed to proceed by a DC Corp Sales & Marketing Vice President or higher level DC Corp officer.

6.      CONFIDENTIAL INFORMATION

        A. "DC CORP CONFIDENTIAL INFORMATION" means information relating to the research, development, products, trade secrets, business plans, sales or marketing plans, customers, finances, and personnel data related to the business or affairs of DC Corp,



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                including but not limited to DC Corp's materials relating to the
                DC Corp Property. DC Corp Confidential Information does not include any information (i) which Organic knew before DC Corp or one of DC Corp's other agencies or supplier, rightfully disclosed it to Organic; (ii) which has become publicly known through no wrongful act of Organic; or (iii) which Organic developed independently, as evidenced by appropriate documentation.

        B. "Organic Confidential Information" means any Organic financial information including but not limited to Organic's financial statements, Organic's books and records with respect to its performance under this Agreement and Organic's client list to the extent that such information is shared with DC Corp.

        C. In the course of performing this Agreement, Organic and DC Corp will have access to each other's Confidential Information.

        D. Each party agrees not to disclose any of the other party's Confidential Information and to take all reasonable precautions to prevent its unauthorized dissemination, both during and after the Term. Without limiting the scope of this duty, each party agrees to limit its internal distribution of the other party's Confidential Information to its employees or contractors, if any, who have a need to know, and to take steps to ensure that the dissemination is so limited. Each party agrees not to use the other party's Confidential Information for its own or for the benefit of anyone other than the party owning the Confidential Information, except to the extent necessary to fulfill its obligations or exercise its rights under this Agreement. Without limiting the scope of this duty, Organic agrees not to design, develop or manufacture any products, which incorporate any DC Corp Confidential Information.

        E. All Confidential Information remains the property of the owning party as defined above. Each party agrees to return the other party's Confidential Information at the other party's request, including all copies of that Confidential Information in any medium.

        F. EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL CONFIDENTIAL INFORMATION PROVIDED BY DC CORP IS PROVIDED "AS IS" AND WITHOUT ANY WARRANTY, EXPRESS, IMPLIED, OR OTHERWISE, REGARDING ITS ACCURACY OR PERFORMANCE.

7.      LOYALTY.

        A. During the Term plus 1 year, Organic and its affiliates may not perform services for or on behalf of, or negotiate, or otherwise do



                                       8.
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                business with, another automotive or truck manufacturer or automotive or truck parts manufacturer or any of their subsidiaries, or any automotive or truck dealer or distributor (domestic or foreign) without DC Corp's prior written consent.

        C. DC Corp may work with other companies on Internet related projects.

        D. DC Corp recognizes and understands that Organic has previously contracted to provide services to the companies listed below, and that Organic may be required, as part of those contract obligations, to provide the following services to those companies in connection only with software provided prior to the Effective Date of this Agreement: (i) training for use of that software and (ii) repair of that software so that it conforms to the relevant contract ("SUPPORT SERVICES"):

                Autoconnect
                BMW (from Organic's Sao Paulo, Brazil office only)

                Organic warrants and represents that it will only provide Support Services to those companies, and nothing else.


8. WARRANTIES AND REPRESENTATIONS. The warranties and representations in this Section are applicable to the Services and Deliverables in their form as delivered by Organic under this Agreement and as used in accordance with the terms of this Agreement.

        A. WARRANTIES AND REPRESENTATIONS. Organic warrants and represents to DC Corp that, at all times relevant, Organic is not encumbered by any third party, (via agreement, employment or other legal relationship, past or present) or otherwise in a manner that would prevent Organic from providing all Services and Deliverables required under this Agreement or from licensing or assigning, as applicable, the rights in all Services and Deliverables as set forth in this Agreement. Organic further warrants and represents to DC Corp that all Services performed and Deliverables provided under this Agreement do not infringe any U.S. or foreign patents in existence as of the Effective Date, or copyrights, mask work rights, trade secret rights, trademark or trade dress rights, or any other proprietary rights of any third party (including but not limited to moral rights or rights of privacy or publicity).



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                Organic further warrants that it has not previously granted and will not grant any rights to any third party that are inconsistent with the rights granted under this Agreement; that each of Organic's employees, consultants, contractors, partners or agents who have been or will be involved in providing Services or in developing Deliverables will have signed an agreement with Organic conveying to Organic all rights necessary to enable Organic to meet its obligations under this Agreement and agreeing to maintain in confidence all DC Corp Confidential Information.

        B. PERFORMANCE WARRANTY. Organic warrants that all Services and Deliverables will be performed in a professional and workmanlike manner and that Organic's personnel or subcontractors have sufficient skill, knowledge and training to perform the Services. Organic further warrants that all Services and Deliverables will conform to the parties' agreed upon specifications (as set forth in the Statement of Work or any project description agreed upon pursuant to the Statement of
                Work) for a period of one (1) year from completion and delivery of the relevant Deliverable or performance of the relevant Service.


        C. YEAR 2000 WARRANTY. Organic warrants that each Service or Deliverable provided to DC Corp by Organic will be YEAR 2000 COMPLIANT, as defined below, from its delivery date through January 1, 2001. This warranty is in addition to any and all other applicable warranties provided by Organic to DC Corp. YEAR 2000 COMPLIANT means that Service or Deliverable correctly performs every date-related or date-dependent operation: (a) without human intervention, other than original data entry of any date; and (b) without regard to whether any date involved in an operation is on, before or after January 1, 2000.

        D. EXCEPTIONS FOR MODIFICATIONS. To the extent that a breach of warranty would not have existed but for DC Corp's or a third party's modification of a Service or Deliverable, then Organic is excused from the applicable warranty obligation to the extent caused by such modification.

        E. EXCEPTIONS TO YEAR 2000 WARRANTY. Organic is excused from the Year 2000 warranty to the extent that failure of any deliverable provided under this Agreement to meet the warranty is caused solely by: (1) non-Year 2000 Compliant third party hardware, software, systems, data or equipment; or (2) non-Year 2000 Compliant DC Corp pre-existing software, systems, data or equipment.



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        F.      REMEDY FOR BREACH OF WARRANTY. For any breach of the warranties specified in Section 8.A, 8.B or 8.C above, Organic must promptly repair or replace any nonconforming Service or Deliverable upon written notice of such condition. Organic will replace promptly all defective media returned to it. This remedy as it applies to the Warranty in Section 8.A is non-exclusive, and DC Corp is not precluded from exercising any other remedy available to it at law or in equity. With regard to the warranties specified in Sections 8.B or 8.C, the remedies set forth in this Section 8.F are exclusive remedies unless Organic fails to repair or replace as set forth in this Section 8.F. In that event, DC Corp is not precluded from exercising any other remedy available to it at law or in equity.

        EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ORGANIC MAKES NO OTHER REPRESENTATIONS OR WARRANTIES TO DC CORP OR ANY OTHER PERSON, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.      INDEMNIFICATION

        A. INDEMNIFICATION BY ORGANIC. With regard to the Services and Deliverables, in their form as delivered by Organic under this Agreement and as used in accordance with the terms of this Agreement, Organic will indemnify and hold DC Corp, its directors, officers, employees, subsidiaries and affiliates harmless from and against all third party claims, losses, liabilities and damages (including reasonable attorneys' fees and costs of suit) (collectively, "CLAIMS") that DC Corp may suffer, pay or incur arising from or relating to any allegation that any Deliverable developed or Service performed by Organic, including without limitation any Content:

                (i) is libelous, slanderous, defamatory, or disparaging of a third party or product;

                (ii) infringes any United States patent or foreign patent in existence as of the Effective Date, copyright, trademark or violates any third party's trade secret, trade dress or other proprietary rights, except that Organic has no obligation under this subsection (ii) to the extent that a claim is caused by an infringement that would not have occurred but for:



                                      11.
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                        (a)     an unauthorized modification by or for DC Corp
                                after Organic has completed and delivered the relevant Deliverable or performed the relevant Service;

                        (b) DC Corp's failure to use corrections or enhancements made available by Organic if those corrections or enhancements are functionally and technically within the requirements of the Statement of Work and Organic offers in writing to provide them to DC Corp and to make the replacement into the relevant Deliverable at no additional charge; or

                        (c) DC Corp's use of a Deliverable in combination with any product or information not provided under this Agreement.

                (iii) constitutes an invasion of privacy or the unauthorized use of a third party's name and likeness;

                (iv) constitutes unfair competition, piracy or misappropriation of ideas; or

                (v) contains misrepresentations, misquotations, or misstatements of fact.

        B.      INDEMNIFICATION BY DC CORP. Notwithstanding the provisions of
                Section 9.A, DC Corp will indemnify and hold Organic, its directors, officers, employees, subsidiaries and affiliates harmless from and against all third party Claims that Organic may suffer, pay or incur as the result of:

                (i) a product liability lawsuit alleging personal injury sustained in or as a result of the use of a DC Corp product brought against Organic on the basis of assertions made in the Content of a Deliverable developed or of a Service performed by Organic; or

                (ii) any Content or software provided by DC Corp that is used in a Deliverable developed or Service performed by Organic if DC Corp has informed Organic that DC Corp has obtained the necessary releases, licenses, permits, waivers, or other authorization for the use of the applicable Content or software from all parties who have or claim to have rights in those elements; or



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                (iii)   assertions made in the Content of a Deliverable
                        developed or Service performed by Organic, which assertions are based on DC Corp product information as supplied to Organic by DC Corp ;

                provided that Organic has complied with section 5 and DC Corp has given written approval as to the form, content and presentation of the Deliverable developed or Service performed by Organic in question, prior to its publication, broadcast, posting to the Internet or other form of distribution to a third party.

        10. INDEMNIFICATION PROCEDURES. The indemnified party must (i) promptly notify the indemnifying party in writing of any Claim under Section 9, (ii) give the indemnifying party sole control of the defense (in cooperation with the indemnified party) and any related settlement negotiations, provided however, that any such settlement which imposes injunctive or other equitable relief binding upon the indemnified party requires the indemnified party's prior written consent (which consent may be granted or withheld in the sole discretion of the indemnified party), and (iii) cooperate and, at indemnifying party's request and expense, assisting in such defense.


11.     INSURANCE
        Organic will, at its own expense, procure and maintain from an after October 19, 1999, from an insurance company reasonably acceptable to DC, insurance coverage of the type and in the amounts set forth as follows:

        a. General Liability insurance with a minimum limit of $5 million per occurrence including coverage for contractual liability under policies covering third party claims for property damage, bodily injury, and personal injury and contractual liability, coverage for oral or written publication of material that slanders or libels a person or organization or disparages a person's or organization's goods, products or services, that violates a person's right of privacy, and misappropriation of advertising ideas or style of doing business, and infringement of title or slogan; and

        b. Technology Errors and Omissions Insurance or other appropriate insurance coverage providing limits of no less than $10 million per occurrence under policies covering errors and omissions committed in the course of its business.



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The coverage under Organic's insurance policies must be primary and not in excess over or contributory with any other valid, applicable and collectible insurance in force for DC Corp. Organic will provide to DC Corp appropriate documentation demonstrating that DC Corp has been named as an "additional insured" under each of the insurance policies described above, each of which will provide for thirty (30) days prior written notice to DC Corp of cancellation or modification thereof. Organic will deliver to DC Corp, an annual renewal certificate of insurance. Failure to maintain such insurance will be an event of default under this Agreement.



12.     LIMITATIONS OF LIABILITY

        EXCEPT FOR LIABILITY OR DAMAGE ARISING UNDER ANY VIOLATION OF SECTIONS 5, 6, 7 AND 8.A AND 9 OF THIS AGREEMENT, OR FOR ANY CLAIM OR ACTION SOUNDING IN TORT CAUSED BY ANY TORTIOUS INTENTIONAL MISCONDUCT, GROSS NEGLIGENCE OR WILLFUL OR WANTON CONDUCT BY OR ON BEHALF OF A PARTY, INCLUDING PERSONAL INJURY OR PROPERTY DAMAGE, THE FOLLOWING LIABILITY LIMITS APPLY TO THIS AGREEMENT:

        A. A PARTY WILL HAVE NO LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, REVENUES, BUSINESS OPPORTUNITY OR DATA) HOWEVER ARISING AND UNDER ANY THEORY OF LIABILITY (INCLUDING BREACH OF CONTRACT BREACH OF WARRANTY AND TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY)), REGARDLESS OF WHETHER THE PARTY KNEW, SHOULD HAVE KNOWN OR WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND

        B. IN NO EVENT SHALL A PARTY'S LIABILITY TO THE OTHER PARTY FOR DIRECT DAMAGES FOR ALL CAUSES OF ACTION IN THE AGGREGATE EXCEED THE GREATER OF TWO (2) TIMES THE FIXE FEE FOR THE THEN-CURRENT CALENDAR YEAR STATEMENT OF WORK OR TWO (2) TIMES THE AMOUNT OF FEES PAID UNDER THIS AGREEMENT.



                                      14.

        13.     TERMINATION

        A. MUTUAL OPTION TO TERMINATE. Either party may terminate at the end of the 13th month (April 30, 2000) by giving the other written notice before February 26, 2000. (As used hereafter, the term, "NOTICE PERIOD" means the period from January 1, 2000 through April 30, 2000.

        B.      EFFECT OF TERMINATION.

                (i) Work in process. If either party issues a termination notice as described in Section 13.A above, Organic will not commence work during the Notice Period on any Services or Deliverables described in any Statement of Work for the 2000 calendar year (unless otherwise requested in writing by DC Corp and agreed to in writing by Organic). Organic must complete all Services and Deliverables described in the Statement of Work for the first 9.5 month period unless otherwise directed by DC Corp. The terms and conditions of this Agreement will govern any Deliverable delivered or Service performed after the issuance of a notice of termination.

                (ii) Fees during Notice Period. If either party exercises its right to terminate as described in Section 13.A above, then DC Corp's payments described in Section 3.A will cease with the payment made for month 9.5, and payment for Services performed and Deliverables delivered during the Notice Period will be determined as follows: the parties will agree to a reasonable monthly fee during the Notice Period commensurate with the work that DC Corp requests Organic to perform, not to exceed the monthly payments described in Section 3.A. There will be no performance bonuses during the Notice Period, but any previously earned performance bonus may be paid during the Notice Period.

                (iii) Fees if DC Corp terminates this Agreement for material breach. If DC Corp terminates this Agreement for Organic's material breach, including but not limited to Organic's breach of loyalty or violation of ownership or confidentiality provisions, then DC Corp reserves the right to suspend all payments under Section 3.A until a good faith negotiation of fees owed and/or refund due is determined by both parties or ordered by a court of competent jurisdiction. This remedy is nonexclusive and in addition to all legal or equitable other rights or remedies available to DC Corp.



                                      15.

                (iv) Survival. Unsatisfied payment obligations arising before any termination or expiration of this Agreement, and Sections 4, 6, 7, 8, 9, 12, 13, 14, 15 and 16, shall survive any expiration or termination of this Agreement.

        C. TRANSITIONAL SUPPORT. Organic recognizes that DC Corp's interactive programs are vital to DC Corp and must be continued without interruption. Upon any assignment of this Agreement by Organic, or upon any termination of this Agreement by either party, Organic or a successor agency of Organic will provide to DC Corp services as follows ("TRANSITIONAL SUPPORT"):

                (i) in the case of an assignment, Organic or its successor must perform Services as required under this Agreement for a period 180 days after the effective date of the assignment; and
                (ii) in the case of a termination, for the Notice Period plus 75 days, Organic will cooperate in an orderly and efficient transition of Organic's obligations under this Agreement to DC Corp or a successor agency of Organic.

                Fees for Transitional Support during the 75 days following the Notice Period will be the same as Fees for the Notice Period as described in Section 13.B(ii) above. Fees for Transitional Support following a termination by DC Corp for material breach by Organic will be as described in Section 13.B.(iii) above. Fees for Transitional Support following any other termination, or for Transitional Support following an assignment will be according to Organic's then-current hourly rate card at the time immediately preceding the termination or assignment.

14.     EXAMINATION OF AGENCY RECORDS

        A. RIGHT TO AUDIT. During the Term of this Agreement and for 18 months thereafter, DC Corp will have the right, at DC Corp's expense, to audit Organic's financial and operational books and records that relate to Organic's performance under this Agreement (the "RELEVANT RECORDS") on a semi-annual basis upon no fewer than ten (10) business days' prior written notice to Organic, for the purpose of evaluating the Organic's compliance with this Agreement and for determining the level of Organic's profitability on this transaction. Any such inspection must be conducted in a manner that does not unreasonably interfere with Organic's business operations and in a manner that protects any Organic



                                      16.

                Confidential Information. DC Corp may, at DC Corp's expense, employ a third party to conduct an audit, subject to appropriate measures to protect against wrongful disclosure of Organic's business and financial information. The results of any audit may affect the payment terms in a subsequent term and it may affect the outcome of a progress assessment within the term or in a later term. The results of an audit may not, however, affect any previously agreed upon payment terms under this Agreement.

        B. ACCESS TO INFORMATION. Organic will cooperate fully in any DC Corp audit, including but not limited to providing DC reasonable access during normal business hours to Organic's personnel and allowing DC Corp to inspect and photocopy all or any portion of the Relevant Records, including electronic copies, if reasonably available.

        C. FREQUENCY. DC Corp may conduct an audit in accordance with this Section not more than once every 6 months, unless a prior audit or a pattern of invoice errors or material variances from applicable specifications gives DC Corp reasonable cause for concern over the accuracy of the billings and invoices, in which event DC Corp may audit not more frequently than quarterly.

        D. ACCOUNTING AND CERTIFICATION. Organic must maintain complete records relating to all fees billed to DC Corp under this Agreement. Organic will keep its books, records, and accounts in accordance with generally accepted accounting principles, and must have them audited annually by an independent certified public accounting firm. At Organic's expense, Organic will provide to DC Corp each year, within one hundred and twenty
                (120) days following the end of Organic's fiscal year, a written audit opinion by such accounting firm that Organic's books, records, and accounts were kept in accordance with generally accepted accounting principles during the immediately preceding fiscal year.

        E. RECORD RETENTION. Organic will retain all records relating to or supporting any charges or billings to DC Corp for a period of 5 years from the date such charges or billings are submitted to DC Corp for payment.

15. NO SOLICITATION. Unless otherwise approved in writing, for a period equal to the Term plus 12 months, neither party will solicit for employment any employee of the other party involved in the performance of services under this Agreement. This restriction does not apply to: unsolicited inquiries to a party made by an employee of the other party; inquiries received from an employee of a party as the result of a general notice or advertisement



                                      17.

        placed by the other party; or inquiries resulting from an employment search firm hired by the employee.

16.     GENERAL

        A. SUBCONTRACTORS. Except for subcontractors under the direct control of Organic management, Organic may not subcontract the performance of any Services or the development of any Deliverables without DC Corp's prior written consent, which consent will not be unreasonably withheld or, if DC Corp requires that the services to be performed by such party are to be performed within ten (10) days from DC Corp's notice to Organic of the services to be performed, Organic has obtained oral approval from DC Corp and Organic uses its best efforts to secure written memorialization of the oral approval as soon as possible thereafter. Organic will be responsible for the work performed by permitted subcontractors. No subcontract or other agreement between Organic and a third party will provide for any indemnity, guarantee, assumption of liability, or other obligation on the part of DC Corp, without DC Corp's prior written consent. Organic will be solely responsible for making all payments due each of its subcontractors; provided, however, that DC Corp, in its sole discretion and upon notice to Organic, may elect from time to time to make payments directly to any such subcontractor that would have been due to such subcontractor by Organic.

        B. INTEGRATION. This Agreement including all exhibits attached and incorporated by reference into this Agreement contain the entire agreement between DC Corp and Organic. This Agreement supersedes all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. No representations, statements or agreements were made or relied upon by either party, other than those expressly set forth herein.

        C. MODIFICATION. Any attempted modification or amendment of this Agreement will be without force and effect unless reduced to a writing signed by an authorized representative of the party against whom such modification or amendment is sought to be enforced. For DC Corp, this is an authorized representative of Procurement and Supply.

        D. GOVERNING LAW AND JURISDICTION. The interpretation and enforcement of this Agreement will be governed by the laws of the State of Michigan (excluding the choice of law rules thereof and excluding the United Nations Convention on Contracts for the International Sale of Goods and any legislation implementing such



                                      18.

                Convention) without regard to its conflict of laws rules. The parties irrevocably consent to the jurisdiction of the courts of the State of Michigan located in Oakland County, and/or the United States District Court for the Eastern District of Michigan with respect to the adjudication of any matters arising under or in connection with this Agreement.

        E. WAIVER. The failure of a party in any instance to object to or to take affirmative action with respect to an act or omission of the other which violates the terms of this Agreement shall not be construed as a waiver of that or any future violation.

        F. NOTICES. All notices pertaining to this Agreement must be in writing and will be transmitted either by registered or certified mail, return receipt requested, to the respective parties at the following addresses or to such other addresses as either party may designate in writing to the other party:

                If to DC Corp:       DaimlerChrysler Corporation
                                     1000 Chrysler Drive
                                     Auburn Hills, Michigan  48326-2766
                Attention: Vice President, Marketing Operations, with a copy to
                                     The Office of the General Counsel
                                     DaimlerChrysler Corporation
                                     1000 Chrysler Drive
                                     CIMS 485-14-23
                                     Auburn Hills, Michigan  48326-2766


                If to Organic:       Organic, Inc.
                                     510 Third Street, Suite. 540
                                     San Francisco, California  94107
                                     Attention: President

                with a copy to:      Organic, Inc
                                     510 Third Street, Suite 540
                                     San Francisco, California 94107
                                     Attention: Chief Legal Officer


        G. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        H. ASSIGNMENT. Neither party may assign its rights or delegate its obligations under this Agreement without the other party's prior



                                      19.

                written consent. Notwithstanding the foregoing, in the event of a merger or acquisition, either party may, upon written notification to the other party, assign its rights and delegate its obligations under this Agreement to an entity that acquires 51% or more of its assets or 51% of its voting securities, provided that the resulting entity agrees to assume the rights and obligations of the assigning party under this Agreement.

        I. SEVERABILITY. Whenever possible, each part of this Agreement must be interpreted as enforceable under applicable law. If part of this Agreement is unenforceable under applicable law, it is unenforceable only to the extent required by applicable law, and the remainder of this Agreement is otherwise fully enforceable.

        J. FORCE MAJEURE. To the extent that a party is not able to perform an obligation under this Agreement due to fire, flood, a strike or other labor interruption, war, riot, an act of God, an act of government, insurrection, civil disturbance, or other cause beyond that party's reasonable control, that party may not be liable for failing to perform that obligation, except that this Section may not excuse any party from the obligation to pay money that is owed.

        K. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which is to be treated as an original, and all of which is one and the same instrument.


               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized representative on the date first written above.

ORGANIC, INC.                               DAIMLERCHRYSLER CORPORATION


By: /s/ Missy Devlin                     By: /s/ Douglas A. Brown
    --------------------                    -----------------------------

Its: VP, Managing Director               Its:
     ------------------------                ----------------------------

Date: Jan. 12, 2000                      Date:
     ------------------------                 ---------------------------



                                      20.

                                    EXHIBIT A

                                STATEMENT OF WORK

                         (FOR INITIAL 9.5 MONTH PERIOD)



                                      21.

Project                                                          Description                                     Amount
-------                                                          -----------                                     ------
Section 1 and 2      A. Interactive Marketing    Assist DC Corp in developing short term and long             $    500,000
                        Plan, Strategy and       term (3year) interactive marketing strategies and
                        timeline                 plans, including a development-to-launch timeline
                                                 for interactive infrastructure, applications, sites
                                                 or other developments matching vehicle product
                                                 launch timelines.

                     B. Benchmarking             On a quarterly basis analyze and benchmark selected
                                                 interactive marketing media, technologies, trends
                                                 and best practices worldwide, and recommend those
                                                 which are most suitable for use by DC Corp,
                                                 consistent with its Interactive Marketing Strategy
                                                 and Plan.

                     C. Update Interactive       Update Interactive Marketing Strategy and Plan on a          $          -
                        Marketing Strategy/      quarterly basis to include new media and
                        Propose Enhancements     technologies trends and best practices. As a result
                                                 of this, create and propose, on a quarterly basis,
                                                 technical and content enhancements to web sites,
                                                 applications and interfaces that result in the
                                                 number of return visits, degree of repeated use,
                                                 amount of vehicle customer feedback or other
                                                 applicable measure of market response. The
                                                 implementation of these proposed enhancements are
                                                 not included in this scope of work. Cost included
                                                 in section 1A.

                     D. Agency/supplier          Coordinate all efforts which are covered by this
                        coordination             scope of work. Coordinate efforts with DC Corp and
                                                 its other advertising agencies and suppliers to
                                                 ensure that, on the whole, the interactive work
                                                 performed under this scope of work for each
                                                 Stakeholder, including revisions over the model
                                                 year, the "look and feel" the navigational design
                                                 and the content message is consistent with DC
                                                 Corp's Interactive Marketing Strategy and Plan.


                     E. Advertising advice       Provide interactive advertising advice and                   $     20,000
                                                 direction to DC Corp.

                     F. Propose Enhancements     Included in Section 1C

                     H. DC Corp Meetings         Participate in all DC Corp meetings involving
                                                 Organic interactive projects, both internal or
                                                 external (for example with DC Corp's other
                                                 advertising agencies or other suppliers), or
                                                 otherwise relating to the business groups of the
                                                 Stakeholders, as needed to accomplish Organic
                                                 project deliverables. Participate in interactive
                                                 project status meetings, as needed to accomplish
                                                 Organic project deliverables. Document each meeting
                                                 attended with a written report that identifies the
                                                 issues and resolutions discussed and remaining open
                                                 issues.


                     I. Site Standards           Propose for approve by Stakeholders, DC Corp Sales           $     15,000
                                                 & Marketing and DC Corp Information Technology
                                                 Management ("ITM") web standards for all sites and
                                                 applications provided under this Agreement,
                                                 including site "look and feel" (e.g.,pixel size)
                                                 navigational strategy, user interfaces, application
                                                 functionality and infrastructure (e.g., N-tier
                                                 architecture) and creative content.

                     J. Hosting Advice/Hosting   Cost removed from contract. Organic to provide at            $          -
                        Operations               no cost.


                     K. Shows and Exhibits       Provide strategies for shows and exhibits and                $      5,000
                                                 delivery mediums (e.g. web site, kiosk, etc.)
                                                 featuring DC Corp interactive marketing
                                                 technologies. This does not include any
                                                 implementation, delivery or out of pocket costs,
                                                 including travel.


                                              Combined

                     L. Dealer meeting           Assist in DC Corp, dealer council, and dealer
                        presentations            meeting presentations regarding interactive
                                                 marketing, as needed or as requested by a
                                                 Stakeholder. This does not include any out of
                                                 pocket costs including travel.


Section 3            Sites and Applications:     Design/Navigation-Define functionality for each web
                                                 site and application; design "look and feel" of
                                                 site or application user interface and design
                                                 navigational strategy for web users; develop
                                                 technical specifications for each web site and
                                                 application.

                                                 Build/Test/Pilot/Launch-Create each web site or
                                                 application, perform standard Organic testing to
                                                 ensure compliance with its specifications, conduct
                                                 a pilot test when appropriate and funded by the
                                                 stakeholder, and migrate the web site or
                                                 application into production in the timeframe agreed
                                                 upon with the applicable Stakeholder

                                                 Create Proof of Concepts as required by specific
                                                 project scope.

                                                 Ensure that each web site and application provided
                                                 under the Agreement facilitates accurate,
                                                 efficient, and effective measurement by DC Corp's
                                                 web measurement tool (for example standardized file
                                                 names that clearly identify components that should
                                                 be counted vs. components that should not be
                                                 counted as page views). The DC standard measurement
                                                 tool is Andromedia. If DC changes this measurement
                                                 tool, costs to modify sites/applications' hooks,
                                                 code, and/or naming conventions are outside the
                                                 scope of this agreement.

                                                 Ensure that each web site and application provided
                                                 under the Agreement is compatible with and can be
                                                 deployed on DC Corp's Intranet as needed or as
                                                 requested by a Stakeholder. Stakeholder must notify
                                                 Organic of its intention to place the site or
                                                 application within the DC Intranet environment, and
                                                 Organic must be provided with full hosting and
                                                 software specifications for the Intranet
                                                 environment by DCIT.

                                                 Ensure that each web site and application provided
                                                 under the Agreement can be integrated with the
                                                 World Class Customer Support ("WCCS") call center
                                                 once Organic is provided with full hosting and
                                                 software specifications to the WCCS environment.
                                                 Costs for integration of applications and sites
                                                 into WCCS that are in existence at the time
                                                 standards are finalized and provided to Organic are
                                                 outside the scope of this agreement.

                                                 Ensure that all web sites and applications provided
                                                 under the Agreement can be used internationally
                                                 (for example, double-byte enabled). All new
                                                 software applications will be developed for
                                                 compatibility with double-byte character
                                                 databases/data to be provided by DC. International
                                                 web sites to be developed in dual language where
                                                 identified in scope agreements/statements of work.
                                                 Web sites undergoing re-architecture/new
                                                 navigational design to be evaluated for multiple
                                                 language capability/layout, and recommendations
                                                 will be made as to best options for each site to
                                                 develop most comprehensive/consistent layout for
                                                 international usage. Assumes stakeholder acceptance
                                                 of layout recommendations.



                                              Combined

                                                 Ensure that all web sites and applications provided
                                                 under the Agreement have overall page layout design
                                                 of "top-left anchor" where appropriate and approved
                                                 by Stakeholder to adhere to the DC Corp corporate
                                                 standard for MY 2001.

                                                 For all web sites and applications provided under
                                                 this Agreement, adhere to DC Corp then-current
                                                 published Web Standards, including as modified from
                                                 time to time by DC Corp or otherwise upon
                                                 recommendations from Organic under this Agreement.
                                                 (The 1998 Web Standards have been made available to
                                                 Organic).

Section 4            Infrastructure:             Design-Define how DC Corp's internal operations
                                                 systems and databases will integrate with
                                                 Stakeholder web sites, applications or databases;
                                                 and develop technical specifications as necessary.

                                                 Build/Test/Pilot/Launch-Create each infrastructure
                                                 component, perform standard Organic testing to
                                                 ensure compliance with its specifications, conduct
                                                 a pilot test when appropriate and funded by the
                                                 stakeholder, and migrate into production in the
                                                 timeframe agreed upon with the applicable
                                                 Stakeholder

                                                 Ensure that all infrastructure components provided
                                                 under the Agreement can be used internationally
                                                 (for example, double-byte enabled). All new
                                                 software applications will be developed for
                                                 compatibility with double-byte character
                                                 databases/data to be provided by DC. International
                                                 web sites to be developed in dual language where
                                                 identified in scope agreements/statements of work.
                                                 Web sites undergoing re-architecture/new
                                                 navigational design to be evaluated for multiple
                                                 language capability/layout, and recommendations
                                                 will be made as to best options for each site to
                                                 develop most comprehensive/consistent layout for
                                                 international usage. Assumes stakeholder acceptance
                                                 of layout recommendations.

                                                 Create Proof of Concepts as required by specific
                                                 project scope.

                                                 For each infrastructure component provided under this
                                                 Agreement, adhere to DCCorp' then-current published Web
                                                 Standards, including as modified from time to time by DC
                                                 Corp or otherwise upon recommendations from Organic under
                                                 this Agreement. (The 1998 Web Standards have been made
                                                 available to Organic).

Section 5            Database:                   Design-Define the database structure,
                                                 relationships, rules or other constraints; develop
                                                 technical specifications as necessary that
                                                 integrate with all present and future onsite and
                                                 offsite database functions

                                                 Build/Test/Load/Pilot/Launch-Create the database
                                                 and components necessary for data access, conduct
                                                 standard Organic testing to ensure compliance with
                                                 specifications, load the database, conduct a pilot
                                                 test when appropriate and funded by the
                                                 Stakeholder, and migrate the database into
                                                 production in the timeframe agreed upon with the
                                                 Stakeholder(s).

                                                 Coordinate Stakeholder requests regarding database
                                                 use, enhancement or potential need for a new
                                                 database with DC Corp's Web connect Integration
                                                 Manager for final approval.


                                              Combined

                                                 If DC Corp's Web Connect Integration Manager
                                                 approves a new database, ensure that each new
                                                 database is integrated with all present and future
                                                 onsite and offsite database functions. Costs for
                                                 integration of new databases into existing systems
                                                 is outside the scope of this agreement.

                                                 Create Proof of Concepts as required by specific
                                                 project scope.

                                                 For each database development or enhancement
                                                 provided under this Agreement, adhere to DC Corp's
                                                 then-current published Web Standards, including as
                                                 modified from time to time by DC Corp or otherwise
                                                 upon recommendations from Organic under this
                                                 Agreement. (The 1998 Web Standards have been made
                                                 available to Organic).

Section 6            Support/Maintenance -       Design, build, test, pilot and launch ongoing
                     Software:                   repair and/or bug fixes after the initial
                                                 production rollout of each web site, application,
                                                 infrastructure component, universal application
                                                 ("universals"), database, or other developments, as
                                                 needed to adhere to the original agreed-upon
                                                 project specifications within a reasonable amount
                                                 of time following notification of issue.


Section 7            Data Maintenance - Content  Create-Create data or other content as requested by
                                                 Stakeholders. (Data is usually created by DC Corp
                                                 and its other advertising agencies.)

                                                 Maintenance- Update, maintain and refresh data and
                                                 other content within the confines of the specific
                                                 projects outlined in Category 9.

Section 8            Creative:                   Create-Create data or other content as requested by
                                                 Stakeholders. (Data is usually created by DC Corp and its
                                                 other advertising agencies.)

                                                 Create Proof of Concepts as required by specific
                                                 project scope.

Section 9            Stakeholders and their
                     Anticipated Services and
                     Deliverables:

Universals           Accelerated Enhanced        Develop Enhanced Consumer Experience on the Dodge,           $    950,000
                     Consumer Experience         Chrysler, Plymouth and Jeep web sites that will
                     (Includes Dealer Locator,   more seamlessly integrate the following universal
                     Comp/Comps, Incentives and  applications in a single user session: Dealer
                     P&E re-architecture)        Locator, Competitive Comparisons, Incentives and
                                                 P&E.

                     Fulfillment Maint           Perform routine maintenance of Fulfillment                   $     95,000
                                                 application limited to minor template modification
                                                 and necessary application repair to application as
                                                 needed. Excludes new functionality.

                     Fulfillment Migration       Migrate fulfillment application from Oracle                  $     53,000
                                                 platform to IBM UDB. $50,000 Dealer Locator Maint
                                                 Perform routine maintenance of current RR-developed
                                                 Dealer Locator application limited to minor
                                                 template modification and necessary application
                                                 repair to application as needed. Excludes new
                                                 functionality.

                     P/E Maint                   Perform routine maintenance of Price and Equip               $    115,000
                                                 application limited to minor template modification
                                                 and necessary application repair to application as
                                                 needed. Includes functionality modification to
                                                 display both 1999 model and 2000 model pricing.



                                              Combined

                     Incentives maint            Perform routine maintenance of Incentives                    $     75,000
                                                 application limited to minor template modification
                                                 and necessary application repair to application as
                                                 needed. Excludes new functionality.

                     Links/Disclaimer            Perform routine maintenance of Links/Disclaimer              $     17,500
                                                 application limited to minor template modification
                                                 and necessary application repair to application as
                                                 needed. Excludes new functionality.

                     Competitive Comparison      Perform routine maintenance of Competitive                   $     28,000
                     Maintenance                 Comparison application limited to minor template
                                                 modification and necessary application repair to
                                                 application as needed. Excludes new functionality.

                     Dealer Locator New User     Develop customer user interface for web use. DCIT            $     30,000
                     Interface                   to provide engineering of Dealer Locator
                                                 application, to work in conjunction with Map Info.

                     Oracle to UDB Conversion    See Detailed Statement of Work, Oracle Migration to          $    335,000
                                                 DB2 December 15, 1999

                     UAMS User Access            See Detailed Statement of Work, User Access Management       $    255,000
                     Management System           System for Daimler Chrysler July 7, 1999
                     (Generic Sign-up)

Car Colors           Car Colors 00MY and Car     Perform additions and/or modification to Brand               $    153,248
                     Colors Maintenance          vehicle images relative to car color availability
                                                 as needed. Images to be placed into a central
                                                 repository for use by all appropriate venues.
                                                 Excludes all placement of images into specific
                                                 sites, which would be covered under the appropriate
                                                 site maintenance project.


                     BATS Maintenance            Perform routine maintenance of BATS application              $     20,000
                                                 limited to minor template modification and
                                                 necessary application repair to application as
                                                 needed. Excludes new functionality.


                     BATS Upgrade                Modification to BATS to integrate with Andromedia            $     25,000
                                                 banner measurement

                     Evaluate Alternatives to    Included in Interactive Marketing Strategy
                     BATS

Corporate Site       Corporate Site Three Page   Design and develop static page refresh of three              $    270,000
                     Refresh and New Site Design core template pages. Discovery and Planning for
                     Discovery/Planning          Corporate Site Redesign.


                     Corporate site search       Discovery and evaluation of a Yahoo-type advanced            $     25,000
                     engine discovery/evaluation search engine that integrates information from all of DC Corp's sites.

                     Corporate Site, Intranet    Refresh creative of Corporate Intranet to support            $     45,365
                                                 Day 366 (One Year Anniversary.)

Mall of America      Mall of America Banner Ads  Banner ad development for Mall of America.                   $     12,500

Automobility         Automobility Site Update    Perform routine maintenance to the site, up to and           $     35,429
                     (Includes Automobility      including creation of the Automobility Adaptive
                     Conversion Locator and      Equipment Locator, minor content replacement or
                     Automobility Maint)         repair, graphic image replacement or repair,
                                                 technical repair, or limited enhancements
                                                 considered by Organic to be routine maintenance.

                     Automobility 2000 Discovery Discovery into 2000 upgrade/updates to Automobility          $     15,000
                                                 site.

BYDV                 Build Your Dream Vehicle    See Detailed Statement of Work, Build Your Dream             $     70,000
                                                 Vehicle Website July 6, 1999


                                              Combined

College Grad         College Grad Site Update    Redesign of the College Grad Site to increase                $    130,000
                     and Maintenance             general awareness of the College Grad program.
                                                 Brandize College Grad Incentive Program within the
                                                 brand sites through implementation of new College
                                                 Grad/Brand pages. Perform routine maintenance to
                                                 the site, up to and including minor content
                                                 replacement or repair, graphic image replacement or
                                                 repair, technical repair, or limited enhancements
                                                 considered by Organic to be routing maintenance.

                     College Grad 2000 Discovery Discovery into 2000 upgrade/updates to College Grad          $     16,750
                                                 site.

Aviation             Aviation New Look and Feel, See Statement of Work. Perform routine maintenance           $     38,600
                     Content                     to the site, up to and including graphic image
                                                 repair and technical repair. Does not include
                                                 additional content or content modifications after
                                                 planned launch of 11/1/99.

Canada               Canada Content Maintenance  Perform routine maintenance to the site, up to and           $    100,000
                     (10/1/99 - 12/31/99)        including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance.

                     Canada PT Cruiser           Modify domestic PT Cruiser static content for use            $     30,000
                                                 in Canadian site.

                     Canada Content Promotion/   Assemble, provide technical QA, and promote content          $     55,000
                     Assembly (of RR Windsor     revisions/maintenance of content created by RR
                     Content 3/15/99 - 9/30/99)  Windsor/Cyberplex through 9/30/99

                     Canada Financial Discovery  Modification of domestic Estimator for Canadian              $     17,500
                                                 use, Modification of domestic Credit Application
                                                 for Canadian use, Creation of database table to
                                                 manage e-mail addresses, Modification of e-mail
                                                 template with new e-mail address, Porting of vendor
                                                 content to DEV environment for integration with
                                                 engineering components, Establishing site
                                                 structures on DEV, QA, STATUS and PRODUCTION
                                                 environments, Integration of design/html components
                                                 with engineering components, Porting integrated
                                                 content to DCIT for launch, Quality Assurance
                                                 Testing. Discovery Phase Only

                     Canada General Discovery    Conduct discovery phase for major stakeholders,              $    192,500
                                                 including brands, Mopar, Service and Parts, Fleet,
                                                 and Universal applications

                     Canada Price & Equip        See Detailed Statement of Work, Daimler Chrysler             $     70,588
                     (2 tier launch)             Canada Price and Equipment October 3, 1999

                     Canada Dealer Locator New   Develop customer user interface for web use. DCIT            $     18,500
                     User Interface              to provide engineering of Dealer Locator
                                                 application, to work in conjunction with Map Info.

                     Canada GAQ                  Develop GAQ application utilizing business rules             $    132,000
                                                 specific to Canadian market, leveraging concurrent
                                                 development with domestic GAQ, utilizing three tier
                                                 architecture.

CFC                  CFC Integration             Modify P&E user interface on all brand sites to              $     60,000
                                                 more prominently display link to CFC web site.


                     CFC I-Quote output          See Detailed Statement of Work, DaimlerChrylser              $     53,000
                                                 Financial Services I-Quote "Account Payoff" module
                                                 July 7, 1999


                                              Combined

                     CFC 00MY Update Discovery   Discovery and Planning Only -- Changing name and             $     80,000
                     and Planning                logo throughout site, consolidate copy into a more
                                                 concise layout, partially restructure navigation to
                                                 provide ease of use/increased usage of key areas.

                     CFC Credit Application      See Detailed Statement of Work, DaimlerChrysler              $    225,000
                                                 Financial Services "I-Credit" Online Credit
                                                 Application module October 18, 1999

                     CFC Maintenance             Perform routine maintenance to the site, up to and           $    143,000
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance.

Chrysler/Plymouth    Chrysler Brand 00MY Update  See Detailed Statement of Work, DaimlerChrysler              $    450,000
                                                 2000 MY Chrysler Brand Web Site June 24, 1999

                     Chrysler Brand Maintenance  Perform routine maintenance to the site, up to and           $    240,000
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance. Chrysler
                                                 Maintenance includes proposed enhancements to the
                                                 PT Cruiser site, coordinate Webspot promotions, and
                                                 develop required electronic advertising banners.

                     Enhance PT Crusiser site    Included in Chrysler Maintenance.

                     Autoshow support sites      Perform modifications and updates to the Chrysler            $     60,000
                     (new launches)              and Plymouth web sites for auto show support (2001
                                                 MY Vehicle Launch).

                     Coordinate Webspot          Included in Chrysler Maintenance.
                     promotions

                     Develop Banner Ads          Included in Chrysler Maintenance.

                     Chrysler Brand 01MY Update  Site refreshment and update of content for 2001MY.           $    460,000
                                                 (Partial)

Plymouth             Plymouth 00MY Update        See Detailed Statement of Work, DaimlerChrysler              $    445,000
                                                 2000 MY Plymouth Brand Web Site June 24, 1999

                     Plymouth Maintenance        Perform routine maintenance to the site, up to and           $    205,000
                     (3-15-99 thru 12/31/99)     including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance. Plymouth
                                                 Maintenance includes coordination of Webspot
                                                 promotions, and development of required electronic
                                                 advertising banners.

                     Coordinate Webspot          Included in Plymouth Maintenance.
                     promotions

                     Develop Banner Ads          Included in Plymouth Maintenance.

DCA                  DCA Phase I                 See Detailed Statement of Work, DaimlerChrysler              $    265,000
                                                 Academy (DCA) Web Site Programming for
                                                 DaimlerChrysler April 14, 1999

                     DCA Phase II                Included in DCA Phase 1                                      $     66,000

Dodge                Dodge 00MY Update           See Detailed Statement of Work, DaimlerChrysler              $     65,000
                                                 2000 MY Dodge Brand Web Site July 19, 1999

                     Dodge Business Link-        See Detailed Statement of Work, BusinessLink                 $     80,000
                     Consumer                    Electronic Communications Plan for Dodge May 17,
                                                 1999


                                              Combined

                     Dodge Maintenance           Perform routine maintenance to the site, up to and           $    295,000
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance. Dodge
                                                 Maintenance includes Dodge Islands of Adventure,
                                                 Dodge Animal House.com, Dodge online links, Dodge
                                                 Concept Vehicles, coordination of Webspot
                                                 promotions, and development of required electronic
                                                 advertising banners.

                     Dodge Quad Cab              See Quad Cab Customer Contact Plan                           $    180,000

                     Dodge Banner Ads            Included in Dodge Maintenance.

                     Dodge Islands of Adventure  Included in Dodge Maintenance.

                     Dodge Animal house.com      Included in Dodge Maintenance.

                     Dodge online links          Included in Dodge Maintenance.

                     Dodge Car Colors            Included in Car Colors.

                     An 84 Screen Saver          Included in Quad Cab.

                     Dodge Concept Vehicles      Included in Dodge Maintenance.

                     Dodge email                 Design and develop up to twelve outbound e-mail              $     45,000
                                                 communications to distribution list provided by DC
                                                 CRM systems.

                     Dodge catalog strategy      Develop a strategy for an online eCatalog system.            $     30,000

                     Dodge Ecommerce             Develop customer user interface for e-commerce               $     60,000
                                                 application for Dodge based upon existing DC/IBM
                                                 back end solution.

                     Dodge Webcast               See Detailed Statement of Work, Dodge Different              $     49,688
                                                 Webcast for Dodge September 23, 1999

                     Dodge NHL Auction           See Detailed Statement of Work, DodgeNHLAuction.com          $    244,500
                                                 December 23, 1999

Five Star            Five Star Maintenance       Perform routine maintenance to the site, up to and           $     15,000
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance.

                     Five Star Training Tracker  Perform routine maintenance to the site, up to and           $     30,000
                     Maint/Enhancements          including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance.

                     Five Star Consumer          See Detailed Statement of Work, Five Star Consumer           $     20,000
                     Enhancements                Web Site June 30, 1999

                     Five Star Dealer            Enhance the dealer site by adding expanded                   $     60,000
                     Enhancements                requirements section and integrating performance
                                                 tracking, forms download, training analysis and
                                                 workshop status, rewards and recognition,
                                                 advertising, e-mail, and link to Get a Quote.

Fleet                Fleet Strategic Direction/  See Detailed Statement of Work, Fleet Statement of           $     30,000
                     Discovery                   Work - Discovery Phase July 8, 1999

                     Fleet Operations            Included in Fleet Strategic Direction/Discovery              $    170,000
                     Enhancements

International        International Coordination  Development of international guidelines and                  $    250,000
                     and Communication           standards to include U.S. Maint. Of communication
                                                 plan. Creation of international markets metasite
                                                 and coordination tool. Excludes any outside costs
                                                 for legal or other consulting services relative to
                                                 privacy statement and/or data ownership/transport
                                                 issues.


                                              Combined


International AMESA  AMESA Phase II Site Launch  Build market specific web content expanding vehicle          $    130,000
                                                 content for seven major markets.

                     AMESA Maintenance           Perform routine maintenance to the site, up to and           $     30,000
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance. Includes monthly
                                                 update of in-market Dealer lists; electronic dealer
                                                 data to be supplied by market.

                     AMESA Neon 2000 Launch      See Detailed Statement of Work, DaimlerChrysler              $     71,500
                                                 AMESA Regions Chrysler PL2000 Neon Update June 27,
                                                 1999

                     AMESA WJ Launch             Develop WJ vehicle content for seven major markets           $     66,000
                                                 following existing Phase II template design.

International APO    APO Phase II Site           Build market specific web content expanding vehicle          $    100,000
                     Launch/Database             content for four major markets.

                     APO Maintenance             Perform routine maintenance to the site, up to and           $     30,000
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance. Includes monthly
                                                 update of in-market Dealer lists; electronic dealer
                                                 data to be supplied by market.

                     APO Neon 2000 Launch        See Detailed Statement of Work, DaimlerChrysler APO          $     27,500
                                                 Regions Chrysler PL2000 Neon Update June 27, 1999

                     APO WJ Launch               Develop WJ vehicle content for four major markets            $     38,500
                                                 following existing Phase II template design.

International        In Market Strategy and      Research and create integrated, market-based plans           $    100,000
   Europe            Research                    that include, but are not limited to, short-term
                                                 and long-term strategies, technical imperatives,
                                                 and business imperatives.

                     Europe e-mail Fulfillment   Capture handraiser names/email/ and CRM questions            $     12,500
                                                 in exchange for catalogs and/or incentives and/or
                                                 additional information. A French and English
                                                 version will be offered.

                     Europe PT Cruiser           Leverage the 1999 domestic PT Cruiser site and               $      6,500
                                                 develop a PT Cruiser gateway for Germany, France,
                                                 Austria, Belgium, Netherlands, Italy, U.K., Spain,
                                                 Norway, Sweden, and Switzerland.


                                              Combined

International Mopar  International Mopar Sites   This project will introduce the International                $     27,800
                                                 Jeep/Chrysler/Dodge community to the
                                                 Mopar brand.
                                                 Asia Pacific
                                                 a. Australia - English(*)
                                                 b. Taiwan - Simplified Chinese(*)
                                                 c. Japan - Japanese
                                                 AMESA
                                                 a. Argentina - Spanish
                                                 b. Brazil - Portuguese(*)
                                                 c. Venezuela - Spanish
                                                 e. South Africa.

Jeep                 Jeep Camp Jeep (Phase 1)    Develop Jeep web site content promoting the Camp             $     80,000
                                                 Jeep event.

                     Camp Jeep Phase 2           Develop Jeep web site content highlighting a                 $     60,000
                                                 retrospective of the 1999 Camp Jeep event.

                     Jeep Site Maintenance       Perform routine maintenance to the site, up to and           $    305,000
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance. Jeep Maintenance
                                                 includes upgrade to multi-media showcase section,
                                                 upgrade to heritage section, update to peak driving
                                                 section, upgrade to Jeep 101, coordination of
                                                 Webspot promotions, and development of required
                                                 electronic advertising banners.

                     Jeep 00MY Update            Develop and implement 2000MY Jeep Brand Web Site             $    630,000
                                                 refresh and changes.

                     Jeep Ecommerce              Develop customer user interface for e-commerce               $     60,000
                                                 application for Jeep Provisions. Includes updating
                                                 of product information for 00MY line.

                     Jeep Jamboree               Extend the Jeep Jamboree section within About Jeep           $    118,400
                                                 and provide additional functionality for Jeep
                                                 enthusiasts. Build new Jeep Jamboree site/section.

                     Jeep Brand 01MY Update      Site refreshment and update of content for 2001MY.           $    750,000
                                                 (Partial)

Mopar                Mopar Accessories Maint     Perform routine maintenance to the site, up to and           $     41,800
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance.

                     Mopar Maintenance Products  Develop new section of Mopar site to include                 $    100,000
                                                 display of maintenance products, national
                                                 promotions, maintenance schedule, vehicle care
                                                 products, and tips on how to maintain vehicle
                                                 integrity.

                     Mopar Accessories 00MY      Design and develop new Mopar Accessories templates           $    235,000
                                                 consistent with the 00MY brand sites, one time data
                                                 pull of approx. 500 accessories.

                     Mopar Accessories           Modifications to the Mopar Accessories site which            $    350,000
                     Re-architecture             will be necessitated by the re-architecture of
                                                 applications to a three tier format.

                     Mopar Retail Service        Develop and implement new segment (point of sale             $     50,000
                     Marketing                   coupon program)


                                              Combined

                     Mopar Wholesale Marketing   Discovery only - completed. Planning/Prod/Launch             $     32,000
                                                 postponed to 2000. Develop and implement new
                                                 segment (point of sale coupon program)

                     Mopar "Get-An-Accessory"    Discovery and preliminary planning for development           $     70,000
                     discovery and planning      of an application that will allow consumers to
                                                 configure accessory purchase in conjunction with
                                                 GAQ process.

                     Mopar Collision Repair      Develop a new site segment and update Collision              $     55,000
                                                 Repair content to coincide with new marketing
                                                 strategy.

PSE                  PSE Site Maint              Perform routine maintenance to the site, up to and           $     27,500
                                                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance. Includes
                                                 quarterly update of product and pricing info.

Retail Strategies    GAQ Maintenance             Perform ongoing maintenance, updates, reporting and          $    425,000
  GAQ                                            planning. Integrate self editing drop boxes on Step
                                                 1 - vehicle config. Add questions to become CRM
                                                 compliant. Begin to plan/develop links to P&E,
                                                 DCFS, etc.. Assist in development of Best Practices
                                                 training with DCA. Co-develop/deliver measurement
                                                 tool with DCIT and MSX, Plan next generation Dealer
                                                 Interface. Coordinate with PentaCom for GAQ media
                                                 plan, and Data integration into IMC/COIN format.

                     GAQ Re Architect            See Detailed Statement of Work DaimlerChrsyler               $    675,000
                                                 GetaQuote Rearchitecture Project July 29, 1999

                     GAQ Phase II Enhancements   Investigate, define and prioritize Phase II                  $    247,500
                                                 enhancements for 4th quarter cy99.

                     Dealer Leads                Develop web based dealer lead application to work            $    324,500
                                                 in conjunction with Siebel and IMCC databases.


Dealer               Dealer Web Network          Vendor Evaluation and discovery activities                   $    120,000
                     Discovery

Owner                Owner Discovery             Discovery of ownership requirements and processes,           $    550,000
                                                 features, functions and applications; Benchmarking
                                                 competitive and other sites; Identify portal or
                                                 channel partners for test sites; Focus groups with
                                                 owners, customers and dealers; Budget, schedule and
                                                 SOW development for pilot site development.

Base Pages           Dealer Base Pages           Perform routine maintenance to the site, up to and           $     35,000
                     Maintenance                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance.

                     Dealer Base Pages           Enhance dealer pages. Integrate new dealer                   $     25,888
                     Enhancements/Map Info       locator/map info into process, and Work Dealer Sites
                                                 into Ownership Process/Corporate - Brand Sites.


Service Contracts    Service Contracts           Perform routine maintenance to the site, up to and           $     12,500
                     Maintenance                 including minor content replacement or repair,
                                                 graphic image replacement or repair, technical
                                                 repair, or limited enhancements considered by
                                                 Organic to be routine maintenance.


                     Service Contracts Discovery See Detailed Statement of Work, Service Contracts            $     24,000
                                                 Statement of Work - Discovery Phase June 7, 1999

                     Service Contracts Site      Redesign and enhance existing Service Contracts              $    136,000
                     Redesign and Enhancements   site as defined through discovery phase outlined
                                                 above.


                                              Combined

Tech Authority       Tech Authority Ecommerce    Modify the internally created site to use the DC             $     97,000
                                                 Corp Ecommerce backbone.

                     Vendor Selection and Web    Includes participation in the vendor selection               $    400,000
                     Self-Service, Web Mail and  process and the development and launch of the Web
                     Base Infrastructure.        Self-Service web site. Discovery and planning for
                                                 the Web Mail and Base Infrastructure pieces are
                                                 included in this amount. The balance of this work
                                                 will need to be completed as a part of next year's
                                                 budget.

Kiosk                Kiosk Next Gen and April    See Detailed Statement of Work, Kiosk Next Gen and           $    226,000
                                                 April

                     Kiosk July Update           See Detailed Statement of Work, Multi-Purpose Kiosk          $    260,000
                                                 Program (MPK) 1999 Calendar Year Maintenance and
                                                 Support July Release for DaimlerChrysler June 2,
                                                 1999

                     Kiosk 2000MY Creative       Provide creative/assets for 2000MY Kiosk                     $    200,000

EPIC                 EPIC Interface              See Detailed Statement of Work, Electronic Product           $     28,250
                                                 Information Center (EPIC) Creative Design for
                                                 DaimlerChrysler June 17, 1999

                                                                              TOTAL                           $ 16,484,306

                                              Combined

                                    EXHIBIT B

                             (PERFORMANCE CRITERIA)



                                      22.

                                    EXHIBIT C

                                (198 PROCEDURES)




                                      23.

GEN007: Advertising Legal Review Requirements
CPG GEN007 - Advertising Legal Review Requirements - Formerly CP #198 Revision Date: 06/08/95 Issue Date:

Compliance with the requirement to review and assure the accuracy of all statements and representations used in advertising.

1.0 PURPOSE

This procedure sets forth the methods to be used to review the Corporation's advertising in order to assure that any statements and representations made in advertising are accurate and properly substantiated.

2.0 ORGANIZATIONS AFFECTED

This procedure applies to all activities with the Corporation that are involved with the development and review of advertising. It also applies to the advertising agencies employed by the Corporation to develop, create and implement advertising.

Specific organizations affected include:

Controller's Office
Engineering
Environmental & Energy Affairs
Fleet Operations
Marketing and Communications
MOPAR Parts
Office of General Counsel
Product Design Office
Product Planning
Vehicle Compliance & Safety Affairs
Warranty

3.0 DEFINITION - Advertising

Advertising is defined as a commercial message of any kind whether in print (e.g. newspaper, magazine, leaflet), broadcast (e.g. television, radio or public address systems), or electronic media, and sales promotion and merchandising materials (e.g. direct mail, catalog or interior or exterior dealership signage or display), which are shown to or otherwise made available to a consumer.

The definition of advertising does not include press releases, and speeches. However, any material that is intended to convey a product message apart from its main purpose must be reviewed as though it were advertising.

For purposes of this procedure, the term advertising does not include any legal notices.

4.0 GENERAL INFORMATION

4.1 General Information

The law requires that advertising materials be based only upon information that is true and that any statements or representations be substantiated prior to being made.

Responsibility for the review of the advertising of the various corporate activities to assure compliance with the foregoing is listed on Exhibit 6.1, except for personnel advertising for employment purposes.


4.2 Providing Information to Advertising Agencies

The responsible advertising or merchandising manager arranges for the agency to obtain from various corporate sources information that may be of value in creating advertising copy. The advertising agency may also obtain information from independent sources, including data on competitive product and performance results.

4.3 Compilation of Supporting Data

Certain claims that are to be used may require a great deal of data and analysis. The advertising agency will coordinate the compilation of the supporting documents for such claims, and will advise the advertising or merchandising manager which claims have been cleared for use.

5.0 INSTRUCTIONS

5.1 Circulating Advertising Material for Review

5.1.1 Prior to and during each model year, the advertising agencies will request corporate information sources to provide the kinds of information that can be utilized as references in the development of advertising copy and claims. The advertising agencies will circulate the copy and/or claims developed for use among the affected activities, including those areas which provided the initial source of information being utilized; the advertising agencies will include a form entitled "Request for Clearance of Advertising Claims" to obtain the signatures verifying that the source of the information has the data to support the claim (i.e. that the source of the information has a reasonable basis, including test data, upon which to verify that the claim is true).

5.1.2 Prior to submitting advertising material to the appropriate department for review, the advertising agency will cross-reference each claim with the source of material upon which it is based. A "Request for Clearance of Advertising Claims" form will be addressed to each of the areas that provided the information on which the claims are based. The text containing the claims, which are of concern to each reviewer, will be circled upon his/her copy of the advertisement and reproduced copies of documents from which the claim is derived will be attached. (The copy submitted to the Office of the General Counsel will have all claims circled.) The request for clearance form will list the page numbers of the copy that contain claims or concerns to the particular reviewer.

In addition to specific claims review, information copies of the advertisements are also to be provided to the Engineering Office, Product Design Office and Product Planning Office and Vehicle Compliance & Safety Affairs.

5.1.3 The approval of a claim at one point in time during the model year will not require the claim to be resubmitted for approval at a later date, if the advertising department has a reasonable basis to determine that the substantiation for the prior approval remains. However, the claim must be resubmitted to the Office of General Counsel (preferably directed to the attorney who initially cleared the claim for use) indicating the desire to reuse the claim as well as any new circumstances that might affect the claim.

The standard of review may vary according to the intended use of the advertisement. A statement made in a salesperson training film may be acceptable for salespersons, but not for consumers. Thus, approval of an advertisement claim in one instance may not mean that the claim is approved for all purposes - this review procedure must be conducted again.

5.1.4 Advertising agencies will use no claim, comparison, or other statement of fact that is not based upon documented information, unless they have made arrangements in advance to have the supporting data developed before the advertisement is circulated for clearance.

5.1.5 The advertising agency will establish a "reply required date" and note it upon the "Request for Clearance of Advertising" forms. The "reply required date" will be no less than 5 business days, unless the advertising or merchandising manager submits a special request for a shorter review period.

5.1.6 Any information that is preliminary in nature, including any engineering preview books, must be so identified and can not be used as the basis of any advertising claims.

5.2 Review of Proposed Advertising Material

5.2.1 Each area that reviews proposed advertising material (as set forth Exhibit 6.2) will verify it has sufficient information in its files to substantiate the documents the agency used as a basis for the claim. The reviewer's signature opposite the page number and the "Request for Clearance of Advertising" form signifies that the person signing will be able to provide data to support a claim if requested. When reviewers are not able to support a claim because of its content or context, this should be so noted on the Request for Clearance Form.


For all Automotive Advertising

5.2.1.1 The Engineering Office reviews any claim or statement of fact which is based upon documents provided by or information obtained from that office. This information may include but is not limited to the following:

AAMA specifications
Design information
Engineering feature books
Engineering standards
Licensing data
Test data

5.2.1.2 The Product Planning Office reviews all claims to assure the model applicability of styling and engineering features, the appropriateness of product content and merchandising emphasis, and the proper use of the terminology used to describe product concepts (other than engineering nomenclature).

5.2.1.3 The Product Design Office reviews advertising material for accurate graphic or verbal description of styling features, accents or other styling characteristics.

5.2.1.4 The Vehicle Compliance and Safety Affairs Office reviews in the case of any statements related to vehicle safety or emissions production or other regulatory compliance requirements.

5.2.1.5 The Engineering Office reviews in the case of any statements related to manufacturing operations or vehicle safety compliance as well as claims related to quality practices or experiences.

5.2.1.6 Subsidiary operations (e.g. Chrysler Canada Ltd.) reviews in the case of any statements related to subsidiary operations.

5.2.1.7 Controller's Office Product and Cost Analysis reviews for approval and provides documentation for all claims related to price implications and validates these claims for accuracy indicating any restrictions as to timing for a particular ad.

5.2.1.8 The Service Division reviews for approval of all service-oriented advertising claims or advertising claims related to warranty practices.

5.2.1.9 The Parts Division reviews for approval of any MOPAR parts claims.

For All Automotive and Non-Automotive Advertising

5.2.1.10 Advertising material containing references of a general nature not related directly to any of the above or to any specific corporate activity is reviewed by the responsible advertising manager. He/she is responsible for the clearance of all claims involving comparisons with competitive products when the competitive data is obtained from a non-corporate source.

5.2.1.11 Office of General Counsel reviews all advertising for apparent legal flaws and provides opinions as to whether all of the material that might be considered a claim is identified and whether the substantiation is acceptable. They also comment upon the nature and degree of risk involved in each advertisement.

5.2.2 Immediately upon receiving a "Request for Clearance of Advertising" form, reviewers should determine if they will be able to meet the "reply required date." If the date indicated cannot be met, the advertising or merchandising manager should be contacted so that suitable alternate arrangements can be made.

5.2.3 Upon completion of the reviews described above, the responsible advertising or merchandising manager reviews the comments with the agency and provides guidance relative to the resolution of the comments.

Each advertising agency is responsible for maintaining in numerical order a copy of each approved advertisement along with all signed Request for Clearance forms. Each of the reviewers of the advertising material must maintain files of the data used to support their signed Request for

Clearance forms.

5.3 Final Review

Upon obtaining final approval from all affected activities, the advertising agency reviews the complete file with the advertising or merchandising manager. A Summary of Claim Reviews sheet is used for this purpose. Prior to authorizing the use of the ad, the advertising or merchandising department determines that signed clearances have been obtained from all the activities referenced above and that signed Request for Clearance forms are available in the advertising agency office files; this is accomplished by reviewing a Summary of Claim Reviews sheet cross-referenced to the proof of the advertisement. The advertising or merchandising manager authorizes in writing the use of the advertising material based upon the final review.

5.4 Non-Automotive Advertising

All other advertising must be subject to reviews similar to car and truck advertising. Activity heads responsible for such advertising must assure that adequate evidence is available to support all claims, comparisons, and other statements of fact. Local procedures must be developed that achieve results comparable to the method described here. This is particularly important in the case of advertising which is for the purpose of seeking new dealers or distributors for our various products.

5.5 Retention Requirements

Each of the reviewers of advertising material must maintain files of Request for Clearance forms in advertisement number order (internal agency number).

Each advertising agency is responsible for maintaining in numerical order a copy of each approved advertisement along with all signed Request for Clearance forms.

5.6 Conflicts or Change of Procedures

Any changes to the requirements contained in this procedure must be reviewed with the Office of the General Counsel prior to its implementation or use. Any other concerns involving this procedure should also be reviewed with the Office of the General Counsel.

6.0 Exhibits

6.1 Advertising and Merchandising Departments Having Responsibility for
Compliance

6.2 Chart of Responsibilities for the Content of Automotive Product Advertising Claims